Exhibit 10.1

GLOBAL AMENDMENT TO AWARD AGREEMENTS UNDER

THE KEURIG DR PEPPER INC. OMNIBUS STOCK INCENTIVE PLAN OF 2019

This Global Amendment (this “Amendment”) to all Outstanding Awards (as defined below) under the Keurig Dr Pepper Inc. Omnibus Stock Incentive Plan of 2019 (as amended from time to time, the “Plan”) is entered into by and between Keurig Dr Pepper Inc., a Delaware corporation (the “Company”) and Mauricio Leyva (the “Participant”) effective as of July 15, 2022 (the “Effective Date”). Capitalized terms not otherwise defined herein have the meanings set forth in the Plan or the relevant award agreement, as applicable.

WHEREAS, reference is made to the following restricted stock unit (“RSU”) award agreements between the Company and the Participant, each of which remains outstanding as of the Effective Date: (i) Matching Restricted Stock Unit Award with a grant date March 12, 2020, covering an award of 217,486 RSUs; (ii) Restricted Stock Unit Award with a grant date March 12, 2020, covering an award of 652,458 RSUs; (iii) Restricted Stock Unit Award with a grant date March 12, 2020, covering an award of 95,694 RSUs; (iv) Restricted Stock Unit Award with a grant date of March 3, 2021, covering an award of 71,849 RSUs; and (v) Restricted Stock Unit Award with a grant date March 2, 2022, covering an award of 56,981 RSUs (collectively, the “Outstanding Awards”);

WHEREAS, the Company has requested, and Participant has agreed, that Participant assume an expanded leadership role for the Company (the “Role”) effective August 1, 2022 (the “Transition Date”), which Role shall include leadership of the Company’s International businesses, new direct reports of SVP/GM Mexico and SVP/GM Canada and also leadership of the continued evolution of the Company’s digitalization, and that the Participant’s new title in connection with the Role shall be Group President;

WHEREAS, in connection with Participant’s expanded Role, the Company has agreed that the Outstanding Awards shall vest as provided in this Amendment so long as Participant remains in the Role through and until at least June 30, 2024 (the “Target Date”);

WHEREAS, pursuant to Section 13 of the Plan and the terms of the award agreements governing the Outstanding Awards, the terms of the Outstanding Awards may be amended at any time;

WHEREAS, the Committee has reviewed and approved the Role and the material terms of this Amendment;

WHEREAS, in light of the foregoing, it has been determined that this Amendment is desirable and appropriate.

NOW, THEREFORE, in consideration of the foregoing, effective as of the Effective Date:

1.

The award agreements for all Outstanding Awards are hereby amended such that, provided that the Participant remains in continuous Service through the Target Date, and on or after the Target Date but prior to the full vesting of any of the Outstanding Awards, the Participant’s employment with the Company terminates for any reason other than for Cause (here and hereafter in this Amendment, as defined in the Keurig Dr

Pepper Inc. Severance Pay Plan for Executives, as such plan may be amended in the future, the “Severance Plan”), then on the date of such Termination of Employment any remaining unvested RSUs shall immediately become vested with respect to that portion of the RSUs determined by multiplying the RSUs originally granted under the Outstanding Award by a fraction, the numerator of which is the number of complete months elapsed from the Grant Date for such Outstanding Award through the date of such Termination of Employment and the denominator of which is 60, and reducing such product by the number of RSUs that previously vested under such Outstanding Award.

2.

Should Participant’s Service be involuntarily terminated by the Company prior to the Target Date for any reason other than for Cause, Participant will be eligible to receive a Leadership Integration Bonus to be calculated and paid in a manner similar to other Company executives’ historical treatment, as determined in the Committee’s sole discretion.

3.	Participant will continue to participate in the Severance Plan, which will offer certain protections in the event of the termination of Participant’s employment under certain conditions.

4.	Except as expressly amended hereby, the award agreements for the Outstanding Awards shall remain in full force and effect.

5.	This Amendment shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

KEURIG DR PEPPER INC.

By:	/s/ Mary Beth DeNooyer
Name:	Mary Beth DeNooyer
Title:	Chief Human Resources Officer

Acknowledged and Agreed:

/s/ Mauricio Levya
Participant: Mauricio Leyva
Date: July 15, 2022